Subsidiaries of Atlantic Express Transportation Corp.

1     Amboy Bus Co., Inc.
2     Atlantic-Chittenango Real Property Corp.
3     Atlantic-Conn Transit, Inc.
4     Atlantic Express Coachways, Inc.
5     Atlantic Express of LA, Inc.
6     Atlantic Express of Missouri, Inc.
7     Atlantic Express of New Jersey, Inc.
8     Atlantic Express of Pennsylvania, Inc.
9     Atlantic-Hudson, Inc.
10    Atlantic Medford Inc.
11    Atlantic North Casualty Company
12    Atlantic Paratrans, Inc.
13    Atlantic Paratrans of Colorado, Inc.
14    Atlantic Paratrans of Kentucky, Inc.
15    Atlantic Paratrans of Pennsylvania, Inc.
16    Block 7932, Inc.
17    Brookfield Transit, Inc.
18    Central New York Coach Sales & Service, Inc.
19    Courtesy Bus Co., Inc.
20    GVD Leasing, Inc.
21    180 Jamaica Corp.
22    Jersey Bus Sales, Inc.
23    Jersey Business Land Co., Inc.
24    K Corr, Inc.
25    Merit Transportation Corp.
26    Metro Affiliates, Inc.
27    Metropolitan Escort Service, Inc.
28    Midway Leasing, Inc.
29    Raybern Bus Service, Inc.
30    Raybern Capital Corp.
31    Raybern Equity Corp.
32    Staten Island Bus, Inc.
33    Temporary Transit Service, Inc.
34    201 West Sotello Realty, Inc.